EXHIBIT 99.1

July 23, 2014                                     FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES FINANCIAL REPORTS FISCAL 3RD QUARTER 2014 RESULTS

•	Record net revenues of $1.2 billion, a 9 percent increase over the prior year’s fiscal third quarter and a 3 percent increase over the preceding quarter

•	Record net income of $122.7 million, or $0.85 per diluted share

•	Record client assets under administration of $479 billion, up 18 percent over the year-ago June quarter and 5 percent over the preceding quarter

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported record net revenues of $1.2 billion and record net income of $122.7 million for the fiscal third quarter ended June 30, 2014. Record earnings per diluted share of $0.85 increased 44 percent compared to the year-ago June quarter, which included $13 million of acquisition related expenses. Excluding those acquisition related expenses, earnings per diluted share increased 31 percent over the same period.

“We are very proud of our performance for the first three quarters of the fiscal year, as we generated a 15.0% pre-tax margin on net revenues and delivered an 11.9% annualized return on equity to our shareholders, essentially reaching our targets for the current market and interest rate environment sooner than expected.” said CEO Paul Reilly. “While we exceeded those targets in the current quarter, results were lifted by certain favorable items including $8 million of private equity valuation adjustments, a strong quarter in Raymond James Tax Credit Funds, and a continuing beneficial tax rate.”

Segment Results

Private Client Group

•	Private Client Group assets under administration reached a record $454 billion, up 17 percent over the year-ago period and 5 percent over the preceding quarter

•	Record quarterly net revenues of $816.9 million, up 10 percent over the prior year’s fiscal third quarter and 1 percent over the preceding quarter

•	Record quarterly pre-tax income of $81.5 million, a 39 percent increase on a year-over-year basis and a 6 percent increase on a sequential basis

•	Pre-tax margin of 10.0 percent on net revenues

Record results in the Private Client Group segment were driven by record levels of client assets and a continued focus on enhancing margins. The number of total financial advisors in the segment grew by 49 to 6,251, as the firm remains very effective in retaining existing advisors and recruiting new advisors in both the traditional and independent contractor channels. Compared to the prior year’s June, assets in fee-based accounts jumped 27.5 percent to $168 billion, helping the segment’s recurring revenues grow to over 70 percent of the segment’s total revenues.

Capital Markets

•	Quarterly net revenues of $237 million and quarterly pre-tax income of $28 million

•	Investment banking revenues of $79 million increased 16 percent compared to the prior year’s June quarter and 17 percent compared to the preceding quarter

•	Institutional commissions in both the Equity Capital Markets and Fixed Income divisions remain depressed

Equity underwriting revenues increased 24 percent over the prior year’s June quarter and 17 percent over the preceding quarter. Meanwhile, M&A revenues actually declined from a seasonally slow first calendar quarter, although activity levels and the pipeline remain robust.

Low interest rates coupled with low levels of rate volatility continue to depress commissions in the Fixed Income division, which are down 22 percent compared to last year’s June quarter. However, trading profits remain satisfactory given the challenging market environment.

Following a very soft March quarter, the Tax Credit Funds business experienced a significant uplift in revenues and pre-tax income, as syndication fees increased $10 million sequentially.

Asset Management

•	Record financial assets under management of $65 billion, up 25 percent over the prior year and 5 percent over the preceding quarter

•	Net revenues of $91.2 million increased 19 percent over last year’s June quarter and 4 percent over the preceding quarter

•	Pre-tax income of $31.3 million, representing a 34 percent pre-tax profit margin

Market appreciation and positive net flows continue to boost results in the Asset Management segment.

Raymond James Bank

•	Total net loans grew to $10.4 billion, up 19 percent over the prior year and 3 percent over the preceding quarter

•	Net revenues of $91.6 million, an increase of 13 percent over the year-ago June quarter and 7 percent over the preceding quarter

•	Pre-tax income of $64.9 million, up 3 percent compared to last year’s June quarter and up 14 percent compared to the preceding quarter

Compared to the preceding quarter, growth in the Bank’s net interest income was almost completely offset by higher loan loss provisions, which were mostly attributable to loan growth, as the Office of the Comptroller of the Currency’s (OCC) annual shared national credit exam resulted in $1.6 million of provision expense, compared to $5.6 million in the prior year. Meanwhile, pre-tax income still increased 14 percent over the preceding quarter, largely due to the Bank benefitting from a $4 million positive variance in foreign exchange gains associated with unhedged Canadian dollar denominated loans and a $3.8 million decline in other expenses related to unfunded loan commitments.

Other

Total revenues in the Other segment increased $9 million compared to the preceding quarter, primarily driven by $8.0 million in positive valuation adjustments on private equity investments.

“While we have certainly been beneficiaries of a rising equity market, all of our businesses are well positioned for continued growth with record levels of client assets in the Private Client Group and Asset Management segments, a leading Capital Markets platform, and record loan balances in Raymond James Bank,” explained Reilly.

A conference call to discuss the results will take place tomorrow morning, Thursday, July 24, at 8:15 a.m. ET. For a listen only connection, please call: 877-666-1952 (conference code: 75663009), or visit raymondjames.com/analystcall for a live audio webcast. An audio replay of the call will be available until 5:00 p.m. on January 15, 2015, under the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. Its three principal wholly owned broker-dealers, Raymond James & Associates, Raymond James Financial Services, and Raymond James Ltd., have approximately 6,200 financial advisors serving in excess of 2.5 million client accounts in more than 2,500 locations throughout the United States, Canada and overseas. Total client assets are approximately $479 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Forms 10-Q, which are available on www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Raymond James Financial, Inc.
Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	June 30, 2014	June 30, 2013	% Change	March 31, 2014	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,241,283	$1,137,728	9%	$1,204,625	3%
Net revenues	$1,214,231	$1,109,536	9%	$1,178,645	3%
Pre-tax income	$191,243	$132,054	45%	$165,464	16%
Net income	$122,689	$83,862	46%	$104,560	17%

Earnings per common share:
Basic	$0.87	$0.60	45%	$0.74	18%
Diluted	$0.85	$0.59	44%	$0.72	18%

Non-GAAP measures:(1)
Adjusted pre-tax income	$191,243	$145,503	31%	$165,464	16%
Adjusted net income	$122,689	$92,522	33%	$104,560	17%
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$0.87	$0.66	32%	$0.74	18%
Non-GAAP diluted	$0.85	$0.65	31%	$0.72	18%

	Nine months ended
	June 30, 2014	June 30, 2013	% Change
	($ in thousands, except per share amounts)
Total revenues	$3,654,682	$3,445,535	6%
Net revenues	$3,576,278	$3,362,119	6%
Pre-tax income	$535,631	$402,218	33%
Net income	$343,882	$249,696	38%

Earnings per common share:
Basic	$2.44	$1.79	36%
Diluted	$2.38	$1.76	35%

Non-GAAP measures:(1)
Adjusted pre-tax income	$535,631	$460,135	16%
Adjusted net income	$343,882	$285,651	20%
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$2.44	$2.05	19%
Non-GAAP diluted	$2.38	$2.01	18%

(1) There are no comparable non-GAAP measures for the three months, or any quarterly period during the nine months, ended June 30, 2014. Please see the Reconciliation of net income to adjusted net income on page 14 for information on the non-GAAP adjustments applicable to prior-year periods.

Raymond James Financial, Inc.
Consolidated Statement of Income
(Unaudited)

	Three months ended
	June 30, 2014	June 30, 2013	% Change	March 31, 2014	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$813,461	$763,345	7%	$805,719	1%
Investment banking	78,694	68,057	16%	67,311	17%
Investment advisory fees	89,080	74,601	19%	88,096	1%
Interest	119,391	117,376	2%	118,393	1%
Account and service fees	101,585	90,757	12%	101,024	1%
Net trading profit (loss)	17,276	(1,456)	NM	14,842	16%
Other	21,796	25,048	(13)%	9,240	136%
Total revenues	1,241,283	1,137,728	9%	1,204,625	3%

Interest expense	27,052	28,192	(4)%	25,980	4%
Net revenues	1,214,231	1,109,536	9%	1,178,645	3%

Non-interest expenses:
Compensation, commissions and benefits	825,506	772,324	7%	812,291	2%
Communications and information processing	63,341	67,138	(6)%	69,503	(9)%
Occupancy and equipment costs	40,757	39,323	4%	39,897	2%
Clearance and floor brokerage	9,335	9,266	1%	9,876	(5)%
Business development	35,079	31,737	11%	36,667	(4)%
Investment sub-advisory fees	12,887	10,369	24%	13,798	(7)%
Bank loan loss provision (benefit)	4,467	(2,142)	309%	1,979	126%
Acquisition related expenses	—	13,449	NM	—	NM
Other	43,926	39,175	12%	41,635	6%
Total non-interest expenses	1,035,298	980,639	6%	1,025,646	1%

Income including noncontrolling interests and before provision for income taxes	178,933	128,897	39%	152,999	17%
Provision for income taxes	68,554	48,192	42%	60,904	13%
Net income including noncontrolling interests	110,379	80,705	37%	92,095	20%
Net loss attributable to noncontrolling interests	(12,310)	(3,157)	(290)%	(12,465)	1%
Net income attributable to Raymond James Financial, Inc.	$122,689	$83,862	46%	$104,560	17%

Net income per common share – basic	$0.87	$0.60	45%	$0.74	18%
Net income per common share – diluted	$0.85	$0.59	44%	$0.72	18%
Weighted-average common shares outstanding – basic	140,270	138,185		139,888
Weighted-average common and common equivalent shares outstanding – diluted	143,985	141,231		143,636

Raymond James Financial, Inc.
Consolidated Statement of Income
(Unaudited)

	Nine months ended
	June 30, 2014	June 30, 2013		% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$2,401,360	$2,266,918		6%
Investment banking	225,802	203,182		11%
Investment advisory fees	270,590	202,174		34%
Interest	354,877	358,534		(1)%
Account and service fees	296,183	267,608		11%
Net trading profit	50,269	16,011		214%
Other	55,601	131,108	(1)	(58)%
Total revenues	3,654,682	3,445,535		6%

Interest expense	78,404	83,416		(6)%
Net revenues	3,576,278	3,362,119		6%

Non-interest expenses:
Compensation, commissions and benefits	2,442,742	2,297,919		6%
Communications and information processing	194,698	192,522		1%
Occupancy and equipment costs	120,339	117,495		2%
Clearance and floor brokerage	29,165	30,839		(5)%
Business development	103,990	93,854		11%
Investment sub-advisory fees	38,484	26,829		43%
Bank loan loss provision	8,082	4,518		79%
Acquisition related expenses	—	51,753		NM
Other	128,034	111,023	(2)	15%
Total non-interest expenses	3,065,534	2,926,752		5%

Income including noncontrolling interests and before provision for income taxes	510,744	435,367		17%
Provision for income taxes	191,749	152,522		26%
Net income including noncontrolling interests	318,995	282,845		13%
Net (loss) income attributable to noncontrolling interests	(24,887)	33,149		NM
Net income attributable to Raymond James Financial, Inc.	$343,882	$249,696		38%

Net income per common share – basic	$2.44	$1.79		36%
Net income per common share – diluted	$2.38	$1.76		35%
Weighted-average common shares outstanding – basic	139,747	137,493
Weighted-average common and common equivalent shares outstanding – diluted	143,312	140,165

(1)
Revenues in the nine months ended June 30, 2013 included $74.4 million (before consideration of noncontrolling interests and taxes) arising from our indirect investment in Albion, an investment which we sold in April 2013. Since we only owned a portion of this indirect investment, our share of the net income after consideration of noncontrolling interests (before any tax effects) amounted to $23.0 million.

(2)
Other expense in the nine months ended June 30, 2013 included $6.9 million of goodwill impairment associated with our Raymond James European Securities (“RJES”) reporting unit. The effect of this goodwill impairment expense on the pre-tax income attributable to Raymond James Financial, Inc. (“RJF”) is $4.6 million, as prior to April 2013 we did not own 100% of RJES. The portion of the impairment expense attributable to the noncontrolling interests is $2.3 million.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended
	June 30, 2014	June 30, 2013 (1)	% Change	March 31, 2014	% Change
	($ in thousands)
Total revenues:
Private Client Group	$819,436	$744,990	10%	$814,668	1%
Capital Markets	241,013	227,321	6%	228,139	6%
Asset Management	91,222	76,805	19%	87,534	4%
RJ Bank	93,740	83,068	13%	87,157	8%
Other (2)	12,984	22,982	(44)%	3,982	226%
Intersegment eliminations	(17,112)	(17,438)		(16,855)
Total revenues	$1,241,283	$1,137,728	9%	$1,204,625	3%

Net revenues:
Private Client Group	$816,918	$742,547	10%	$812,239	1%
Capital Markets	236,509	221,610	7%	224,443	5%
Asset Management	91,216	76,802	19%	87,524	4%
RJ Bank	91,556	80,877	13%	85,218	7%
Other (2)	(6,541)	2,684	NM	(15,626)	58%
Intersegment eliminations	(15,427)	(14,984)		(15,153)
Total net revenues	$1,214,231	$1,109,536	9%	$1,178,645	3%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$81,473	$58,664	39%	$77,115	6%
Capital Markets	28,009	16,047	75%	29,571	(5)%
Asset Management	31,306	23,928	31%	29,864	5%
RJ Bank	64,921	62,881	3%	56,798	14%
Other (2)	(14,466)	(29,466)	51%	(27,884)	48%
Pre-tax income (excluding noncontrolling interests)	$191,243	$132,054	45%	$165,464	16%

Continued on next page

(the text of the footnotes in the above table are on the following page)

Raymond James Financial, Inc. Segment Results (Unaudited) (continued from previous page)

	Nine months ended
	June 30, 2014	June 30, 2013 (1)		% Change
	($ in thousands)
Total revenues:
Private Client Group	$2,413,300	$2,188,114		10%
Capital Markets	714,145	711,375		—
Asset Management	274,772	211,975		30%
RJ Bank	264,770	264,939		—
Other (2)	37,055	118,503	(3)	(69)%
Intersegment eliminations	(49,360)	(49,371)
Total revenues	$3,654,682	$3,445,535		6%

Net revenues:
Private Client Group	$2,405,826	$2,178,814		10%
Capital Markets	702,594	696,862		1%
Asset Management	274,753	211,968		30%
RJ Bank	258,702	257,696		—
Other (2)	(21,347)	58,756	(3)	NM
Intersegment eliminations	(44,250)	(41,977)
Total net revenues	$3,576,278	$3,362,119		6%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$230,098	$165,698		39%
Capital Markets	91,025	61,689	(4)	48%
Asset Management	93,006	65,731		41%
RJ Bank	178,777	195,100		(8)%
Other (2)	(57,275)	(86,000)		33%
Pre-tax income (excluding noncontrolling interests)	$535,631	$402,218		33%

The text of the footnotes to the above table and to the table on the previous page are as follows:

(1)
Effective during the quarter ended September 30, 2013, we implemented changes to our segments. These segment changes have no net effect on our historical consolidated results of operations. Prior period results, as presented, conform to our new reportable segments. For additional details, please refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 16, 2013 and our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 (both of which are available at www.sec.gov).

(2)
The Other segment includes the results of our principal capital activities as well as acquisition, integration and certain interest expenses incurred with respect to acquisitions. Refer to the Reconciliation of net income to adjusted net income on page 14 for quantification of certain acquisition-related amounts which affected prior-year reporting periods.

(3) Revenues for the nine months ended June 30, 2013 included $74.4 million (before consideration of noncontrolling interests and taxes) arising from our indirect investment in Albion, an investment which we sold in April 2013. Since we only owned a portion of this indirect investment, our share of the net income after consideration of noncontrolling interests (before any tax effects) amounted to $23.0 million for the nine month period ended June 30, 2013.

(4)
The segment results for the nine months ended June 30, 2013 were negatively affected by a $4.6 million (RJF’s portion) impairment of goodwill in our RJES reporting unit and a $1.6 million one-time RJES restructuring expense (refer to the Reconciliation of net income to adjusted net income on page 14).

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Details of certain key revenue and expense components:
	Three months ended
	June 30, 2014	June 30, 2013 (1)	% Change	March 31, 2014	% Change
	(in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$691,600	$624,288	11%	$683,533	1%
Capital Markets segment institutional sales commissions:
Equity commissions	65,089	65,441	(1)%	66,394	(2)%
Fixed Income commissions	61,652	79,012	(22)%	62,165	(1)%
All other segments	70	83	(16)%	90	(22)%
Intersegment eliminations	(4,950)	(5,479)	10%	(6,463)	23%
Total securities commissions and fees	$813,461	$763,345	7%	$805,719	1%

Investment banking revenues:
Equity:
Underwritings	$26,171	$21,085	24%	$22,397	17%
Mergers & acquisitions fees and advisory fees	24,894	25,382	(2)%	27,694	(10)%
Tax credit funds syndication fees	13,460	8,689	55%	3,363	300%
Fixed Income investment banking revenues	13,795	9,905	39%	14,240	(3)%
Other	374	2,996	(88)%	(383)	NM
Total investment banking revenues	$78,694	$68,057	16%	$67,311	17%

Other revenues:
Realized/Unrealized gain (loss) attributable to private equity investments	$8,047	$15,549	(48)%	$(904)	NM
All other revenues	13,749	9,499	45%	10,144	36%
Total other revenues	$21,796	$25,048	(13)%	$9,240	136%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (2)	$12,773	$7,024	82%	$11,969	7%
All other expenses	31,153	32,151	(3)%	29,666	5%
Total other expenses	$43,926	$39,175	12%	$41,635	6%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$(965)	$3,744	NM	$447	NM
Consolidation of low-income housing tax credit funds	(12,408)	(7,953)	(56)%	(14,707)	16%
Other	1,063	1,052	1%	1,795	(41)%
Total net loss attributable to noncontrolling interests	$(12,310)	$(3,157)	(290)%	$(12,465)	1%

Continued on next page

(the text of the footnotes in the above table are on the following pages)

Raymond James Financial, Inc. Selected key metrics (Unaudited) (continued from previous page)

Details of certain key revenue and expense components:
	Nine months ended
	June 30, 2014		June 30, 2013 (1)		% Change
	(in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$2,032,640		$1,835,010		11%
Capital Markets segment institutional sales commissions:
Equity commissions	197,128		188,314		5%
Fixed Income commissions	188,885		258,787		(27)%
All other segments	248		245		1%
Intersegment eliminations	(17,541)		(15,438)		(14)%
Total securities commissions and fees	$2,401,360		$2,266,918		6%

Investment banking revenues:
Equity:
Underwritings	$67,319		$62,891		7%
Mergers & acquisitions fees and advisory fees	93,647		86,086		9%
Tax credit funds syndication fees	25,982		17,644		47%
Fixed Income investment banking revenues	38,868		35,134		11%
Other	(14)		1,427		NM
Total investment banking revenues	$225,802		$203,182		11%

Other revenues:
Realized income attributable to the Albion private equity investment	$—		$74,370	(3)	(100)%
Realized/Unrealized gain attributable to all other private equity investments	17,208		25,865		(33)%
All other revenues	38,393	(4)	30,873		24%
Total other revenues	$55,601		$131,108		(58)%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (2)	$33,338		$23,081		44%
Impairment of RJES goodwill	—		6,933	(5)	(100)%
All other expenses	94,696		81,009		17%
Total other expenses	$128,034		$111,023		15%

Net (loss) income attributable to noncontrolling interests:
Albion private equity investment	$—		$51,318		(100)%
All other private equity investments	5,737		8,873		(35)%
Consolidation of low-income housing tax credit funds	(38,090)		(26,697)		(43)%
Other	7,466		(345)		NM
Total net (loss) income attributable to noncontrolling interests	$(24,887)		$33,149		NM

(the text of the footnotes in the above table are on the following page)

Raymond James Financial, Inc.
Selected key metrics (Unaudited)
(continued from previous page)

The text of the footnotes to the tables on the previous pages are as follows:

(1)
Effective for the quarter ended September 30, 2013, we implemented changes to our segments. These segment changes have no net effect on our historical consolidated results of operations. Prior period results, as presented, conform to our new reportable segments. For additional details, please refer to our Current Report on Form 8-K filed with the SEC on October 16, 2013, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC (both of which are available at www.sec.gov).

(2)
Nearly all of these losses are attributable to noncontrolling interests. After adjusting for the portion attributable to noncontrolling interests, RJF’s share of these losses is insignificant in all periods presented.

(3)
Revenues in the nine months ended June 30, 2013 included a $65.3 million gain (before consideration of noncontrolling interests and taxes)resulting from the sale of our indirect investment in Albion, as well as other income received and valuation increases of the Albion investment. Since we only owned a portion of this indirect investment, our share after consideration of noncontrolling interests (before any tax effects) amounted to $23.0 million.

(4)
Total for the nine months ended June 30, 2014, which includes a $5.5 million realized gain on the December 2013 redemption by the issuer of Jefferson County, Alabama Sewer Revenue Refunding Warrants auction rate securities that resulted from the resolution of the Jefferson County, Alabama bankruptcy proceedings.

(5)
The impairment expense is associated with our RJES reporting unit. Prior to April 2013 we did not own 100% of RJES. After adjusting for the portion attributable to noncontrolling interests, our pre-tax share of this loss in the nine months ended June 30, 2013 was approximately $4.6 million and the portion of the impairment expense attributable to noncontrolling interests in the nine months ended June 30, 2013 was approximately $2.3 million.

Raymond James Financial, Inc.
Selected key metrics (Unaudited)

Selected key financial metrics:
	As of
	June 30, 2014			March 31, 2014		December 31, 2013		September 30, 2013			June 30, 2013
Total assets	$23.1	bil.		$22.9	bil.	$21.9	bil.	$23.2	bil.		$22.2	bil.
Shareholders’ equity (attributable to RJF)	$4,015	mil.		$3,888	mil.	$3,782	mil.	$3,663	mil.		$3,544	mil.

Book value per share	$28.59			$27.75		$27.07		$26.40			$25.62
Tangible book value per share (a non-GAAP measure) (1)	$26.15			$25.28		$24.57		$23.86			$23.06

Return on equity for the quarter (annualized)	12.4%			10.9%		12.5%		13.0%			9.6%
Return on equity for the quarter - computed based on non-GAAP measures (annualized) (2)	12.4%			10.9%		12.5%		14.7%			10.5%

Return on equity - year to date (annualized)	11.9%			11.7%		12.5%		10.6%			9.7%
Return on equity - year to date - computed based on non-GAAP measures (annualized) (2)	11.9%			11.7%		12.5%		12.0%			11.1%

Total capital (to risk-weighted assets)	20.5%		(3)	20.0%		20.4%		19.8%			19.2%
Tier I capital (to adjusted assets)	15.8%		(3)	15.8%		15.2%		14.5%			14.2%

Effective tax rate - quarter	35.8%			36.8%		34.8%		27.5%		(4)	36.5%
Effective tax rate - year to date	35.8%			35.8%		34.8%		34.9%		(4)	37.9%

Private Client Group financial advisors:
	As of
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013 (5)
Raymond James & Associates	2,455	2,438	2,430	2,443	2,449
Raymond James Financial Services	3,320	3,288	3,279	3,275	3,246
Raymond James Limited	397	397	395	406	414
Raymond James Investment Services	79	79	74	73	72
Total advisors	6,251	6,202	6,178	6,197	6,181

Selected client asset metrics:
	As of
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	(in billions)
Client assets under administration	$479.0	$458.1	$446.5	$425.4	$405.8
Private Client Group assets under administration	$454.1	$434.0	$422.9	$402.6	$387.3
Private Client Group assets in fee-based accounts	$168.0	$158.2	$151.2	$139.9	$131.8	(6)

Financial assets under management	$65.3	$62.3	$60.5	$56.0	$52.2

Secured client lending (7)	$2.7	$2.5	$2.4	$2.3	$2.3

(the text of the footnotes in the above tables are on the following page)

Raymond James Financial, Inc.
Selected key metrics (Unaudited)
(continued from previous page)

The text of the footnotes to the tables on the previous page are as follows:

(1)
Tangible book value per share (a non-GAAP measure) is computed by dividing shareholders’ equity, less goodwill and other intangible assets in the amount of $356 million, $358 million, $360 million, $361 million, and $363 million as of June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively, which are net of their related deferred tax balance in the amounts of $12.8 million, $11.5 million, $10.2 million, $8.6 million, and $8.4 million as of June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively, by the number of common shares outstanding. Management believes tangible book value per share is a measure that is useful to investors because it allows them to better assess the capital strength of the company.

(2)
Refer to the Reconciliation of net income to adjusted net income on page 14. This computation utilizes the adjusted net income attributable to RJF-non-GAAP and the average equity-non-GAAP, as presented in the referenced reconciliation, in the computation.

(3)	Estimated.

(4)
The decrease in the tax rate for the three months ended September 30, 2013 was the result of a nonrecurring tax benefit resulting from a change in management’s repatriation strategy of certain foreign earnings as well as a significant increase in nontaxable income associated with the change in market value of company-owned life insurance. The effective tax rate for the year ended September 30, 2013 was also impacted by these items.

(5)
As of September 30, 2013 we refined the criteria used to determine the size of our financial advisor population.  The historical counts have thus been adjusted to provide consistency in the application of our current criteria in all periods presented.

(6)	Asset balances have been revised from the amounts initially reported in order to present computed balances consistently in all periods presented.

(7)	Includes client margin balances and securities based loans available through RJ Bank.

Raymond James Financial, Inc.
Reconciliation of net income to adjusted net income (GAAP to non-GAAP measures)
(Unaudited)

We believe that the non-GAAP measures provide useful information by excluding those items that may not be indicative of our core operating results and that the GAAP and the non-GAAP measures should be considered together. There are no non-GAAP adjustments to net income in the three months, or any quarterly period during the nine months, ended June 30, 2014, as we no longer separately report acquisition and integration costs following substantial completion of our integration of Morgan Keegan at September 30, 2013. The non-GAAP adjustments affecting prior year periods include one-time acquisition and integration costs (predominately associated with our Morgan Keegan acquisition) and other non-recurring expenses, net of applicable taxes. See the footnotes below for further explanation of each non-recurring item.

The following table provides a reconciliation of the GAAP measures to the non-GAAP measures for the periods that include non-GAAP adjustments:

	Three months ended June 30, 2013	Nine months ended June 30, 2013
	($ in thousands, except per share amounts)
Net income attributable to RJF - GAAP	$83,862	$249,696

Non-GAAP adjustments:
Acquisition related expenses (1)	13,449	51,753
RJF's share of RJES goodwill impairment expense (2)	—	4,564
RJES restructuring expense (3)	—	1,600
Sub-total pre-tax non-GAAP adjustments	13,449	57,917
Tax effect of non-GAAP adjustments (4)	(4,789)	(21,962)
Adjusted net income attributable to RJF - Non-GAAP	$92,522	$285,651

Non-GAAP earnings per common share:
Non-GAAP basic	$0.66	$2.05
Non-GAAP diluted	$0.65	$2.01

Average equity - GAAP (5)	$3,507,475	$3,415,923
Average equity - non-GAAP (6)	$3,532,111	$3,427,428

Return on equity for the quarter (annualized)	9.6%	N/A
Return on equity for the quarter - non-GAAP (annualized) (7)	10.5%	N/A

Return on equity - year to date	N/A	9.7%
Return on equity year to date - non-GAAP (7)	N/A	11.1%

(1)	The non-GAAP adjustment adds back to pre-tax income one-time acquisition and integration expenses associated with acquisitions that were incurred during each respective period.

(2)	The non-GAAP adjustment adds back to pre-tax income RJF’s share of the total goodwill impairment expense associated with our RJES reporting unit.

(3)	The non-GAAP adjustment adds back to pre-tax income a one-time restructuring expense associated with our RJES operations.

(4)
The non-GAAP adjustment reduces net income for the income tax effect of all the pre-tax non-GAAP adjustments, utilizing the year-to-date effective tax rate in such period to determine the current tax expense.

(5)
For the quarter, computed by adding the total equity attributable to RJF as of the date indicated plus the prior quarter-end total, divided by two. For the year-to-date period, computed by adding the total equity attributable to RJF as of each quarter-end date during the indicated year-to-date period, plus the beginning of the year total, divided by four.

(6)	The calculation of non-GAAP average equity includes the impact on equity of the non-GAAP adjustments described in the table above, as applicable for each respective period.

(7)
Computed by utilizing the adjusted net income attributable to RJF-non-GAAP and the average equity-non-GAAP, for each respective period. See footnotes (5) and (6) above for the calculation of average equity-non-GAAP.

Raymond James Bank
Selected financial highlights (Unaudited)

Selected operating data:
	Three months ended
	June 30, 2014	June 30, 2013	% Change	March 31, 2014	% Change
	($ in thousands)
Net interest income	$87,089	$83,313	5%	$84,527	3%
Net revenues (1)	$91,556	$80,877	13%	$85,218	7%
Bank loan loss (benefit) provision	$4,467	$(2,142)	309%	$1,979	126%
Pre-tax income	$64,921	$62,881	3%	$56,798	14%
Net charge-offs	$395	$5,501	(93)%	$1,832	(78)%
Net interest margin (% earning assets)	2.88%	3.20%	(10)%	2.97%	(3)%

	Nine months ended
	June 30, 2014	June 30, 2013	% Change
	($ in thousands)
Net interest income	$253,730	$256,256	(1)%
Net revenues (1)	$258,702	$257,696	—
Bank loan loss provision	$8,082	$4,518	79%
Pre-tax income	$178,777	$195,100	(8)%
Net charge-offs	$1,936	$9,229	(79)%
Net interest margin (% earning assets)	2.96%	3.32%	(11)%

RJ Bank Balance Sheet data:
	As of
	June 30, 2014		March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	($ in thousands)
Total assets (2)	$12,123,100		$11,798,723	$11,252,420	$10,500,374	$10,557,039
Total equity	$1,254,560		$1,202,229	$1,138,374	$1,106,742	$1,113,726
Total loans, net	$10,374,274		$10,028,101	$9,312,762	$8,821,201	$8,689,389
Total deposits (2)	$10,276,206		$10,442,179	$10,012,324	$9,301,157	$9,146,617
Available for Sale (AFS) securities, at fair value	$379,529		$424,394	$438,957	$457,126	$481,808
Net unrealized loss on AFS securities, before tax	$(7,387)		$(8,733)	$(12,138)	$(13,476)	$(13,874)
Total capital (to risk-weighted assets)	12.6%	(3)	12.5%	12.7%	13.0%	13.4%
Tier I capital (to adjusted assets)	10.4%	(3)	10.4%	10.7%	10.4%	10.7%
Commercial Real Estate (CRE) and CRE construction loans (4)	$1,683,831		$1,620,704	$1,446,684	$1,343,886	$1,207,060
Commercial and industrial loans (4)	$6,049,340		$5,917,009	$5,518,307	$5,246,005	$5,256,595
Tax-exempt loans (4)	$94,855		$30,370	$—	$—	$—
Residential mortgage loans (4)	$1,751,310		$1,741,965	$1,765,321	$1,745,703	$1,720,133
Securities based loans (4)	$907,912		$772,926	$667,307	$555,752	$501,994
Loans held for sale (4) (5)	$61,746		$109,622	$86,223	$100,731	$178,478

Continued on next page

(the text of the footnotes in the above tables are on the following page)

Raymond James Bank
Selected financial highlights (Unaudited)
(continued from previous page)

Credit metrics:
	As of
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	($ in thousands)
Allowance for loan losses	$142,309	$137,940	$138,124	$136,501	$142,393
Allowance for loan losses (as % of loans)	1.36%	1.37%	1.46%	1.52%	1.61%
Nonperforming loans (6)	$90,485	$94,464	$97,623	$101,958	$107,118
Other real estate owned	$3,740	$2,968	$2,863	$2,434	$2,487
Total nonperforming assets	$94,225	$97,432	$100,486	$104,392	$109,605
Nonperforming assets (as % of total assets)	0.78%	0.83%	0.89%	0.99%	1.04%
Total criticized loans (7)	$247,296	$186,435	$310,704	$356,113	$426,309
1-4 family residential mortgage loans over 30 days past due (as a % 1-4 family residential loans)	2.49%	2.60%	2.81%	2.89%	3.04%

The text of the footnotes to the above table and the tables on the previous page are as follows:

(1)	Net revenues equal gross revenue, which includes interest income and non-interest income, less interest expense.

(2)	Includes affiliate deposits.

(3)	Estimated.

(4)	Outstanding loan balances are shown gross of unearned income and deferred expenses.

(5)	Primarily comprised of the guaranteed portions of Small Business Administration section 7(a) loans purchased from other financial institutions.

(6)	Nonperforming loans includes 90+ days Past Due plus Nonaccrual Loans.

(7)
Represents the loan balance for all loans in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or a portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.